Exhibit 99.1
Electric City Corp. Reports Second Quarter 2005 Results
Company Reports Strongest EnergySaver Revenue Quarter in Company’s History
Revenue up 222% Over Same Period in 2004
ELK GROVE VILLAGE, IL, August 15, 2005 / PR Newswire/ — Electric City Corporation (AMEX: ELC), a leading developer, manufacturer and integrator of energy savings technologies, negative power systems and building automation systems, today announced its results for the three-month and six-month periods ended June 30, 2005. The Company reported revenue of $1,791,480 for the three month period ended June 30, 2005 as compared to $555,537 for the same period in the prior year. Revenue for the first six months of 2005 totaled $2,532,754 versus $1,371,779 for the first six months of 2004. Revenue for the quarter represented a 222% increase over revenue in the same quarter of 2004, while revenue for the six month period increased 85% over the same period in 2004. The net loss available to common shareholders for the second quarter of 2005 was $2,163,634 or $0.05 per share as compared to a loss of $1,768,032 or $0.04 per share for the same period in 2004. The Company reported a net loss available to common shareholders for the first six months of 2005 of $3,173,692 or $0.07 per share versus a net loss available to common shareholders of $6,289,781 or $0.16 per share for the first six months of 2004. The net loss available to common shareholders for the three-month period ended June 30, 2004 included $289,784 of non-cash deemed dividends, or $0.01 per share and the six-month period ended June 30, 2004 included $3.2 million of non-cash, deemed dividends or $0.08 per share, of which $1.8 million was related to the redemption and exchange transaction which the company successfully closed in March 2004, thereby reducing future dividend requirements.
“The strong increase in second quarter revenue was driven by our first significant piece of direct sales “pull-through” EnergySaver™ business resulting from initial customers of our VNPP program with ComEd,” commented John Mitola, Electric City’s CEO. “Our strategy has always been to use our utility VNPP programs to start commercial customers with our technology under the easy VNPP format, and then to negotiate direct purchase of units with those same customers for facilities located in regions where we do not plan to develop utility systems. Results of the second quarter seem to indicate that this strategy is working and is occurring much earlier than we had expected. Earlier this year, a large national retailer had a Chicago facility participate in the ComEd VNPP. After experiencing the technology and its ability to save energy costs, the customer decided to purchase EnergySaver units for its own use outside of the ComEd territory. We recently saw a second large retailer make a similar purchase decision and we hope to see additional “pull-through” sales from other VNPP participants as we move forward with our plans.”
“During the quarter we also closed on our strategic acquisition of Maximum Performance Group (“MPG”) and added proper funding for our future enterprise growth,” stated Jeffrey Mistarz, Electric City’s CFO. “We believe that MPG’s acquisition will prove to be one of the most significant developments in ELC’s history. Adding MPG’s patented commercial and industrial HVAC technology has allowed us to bring multi-line energy reduction solutions our collective customers. In effect, through the acquisition, we doubled the size of Electric City’s business, tripled the reach of our corporate offices into very important locations in New York and California and more than doubled our platform of technology and corresponding available marketplace.”
In addition during the quarter, Electric City further advanced its utility programs with the addition of more customer installations under the 50 MW ComEd VNPP program and the approval of its 27 MW PacifiCorp VNPP project by the Utah Public Service Commission.
“We believe changes in the electric utility landscape continue to move in our favor with the addition of several new utility sponsored energy efficiency and demand response programs,” stated Anna Baluyot, Electric City’s SVP of Utility Development and Corporate Strategy. “Recently we announced that MPG’s eMAC™ and uMAC technology customers will be eligible to receive energy rebate incentives from the New York State Energy Research and Development Authority (NYSERDA), Long Island Power Authority (LIPA) and NSTAR in Massachusetts. In addition, regulators and policy makers are encouraging utility operators to adopt energy efficiency and demand response programs to solve the growing peak demand problems facing regions across North America. Pennsylvania and New Mexico and the Province of Ontario, Canada have already passed energy efficiency and demand response legislation and Nevada is working on a similar law. Most recently, Illinois adopted the Sustainable Energy Plan, which calls on electric utilities in the State to meet 10% of growth in demand for electricity through energy efficiency and demand reduction programs starting in 2007, with the target increasing to 25% of the growth in demand by 2015. We believe other states are sure to follow as the recently passed Federal Energy Bill requires all U.S. states to study ways to increase energy efficiency and reduce peak energy demand.”
“Overall, we feel very good about the leading indicators seen in our second quarter,” continued Mitola. “We saw the significant impact of our initial pull-through sales efforts, we received the go ahead on our PacifiCorp VNPP project, we added more large scale customers to our overall customer list, while we added MPG with its HVAC technologies and portfolio of customers. In addition, Great Lakes, our building automation and controls subsidiary, was awarded a $4 million contract which will contribute to it’s profitability for at least the next two years. As we move into the second half of 2005, we continue to see the convergence of several important industry factors including higher oil prices, continued growth in electricity demand, growing transmission constraints, favorable regulatory rule making and the recent passage of the national Energy Bill. These programs along with the renewed focus on energy efficiency and demand response coupled with Electric City’s leading position as a developer of large-scale demand response systems, should allow Electric City to scale the business through both utility VNPP programs and our direct to customer pull through sales efforts.”
A full analysis of the three-month and six-month period results are available in the Company’s 10-Q, which is available on the Company’s website at www.elccorp.com or on Edgar.
About Electric City Corp.
Electric City is a leading developer, manufacturer and integrator of energy savings technologies and building automation systems. The Company currently markets the EnergySaver™, GlobalCommander® and eMAC™ energy conservation technologies, as well as its independent development of scalable, negative power systems under the trade name, Virtual “Negawatt” Power Plant “VNPP”® The Company is developing its first VNPP® development – a 50-Megawatt negative power system for ComEd in northern Illinois, an initial program in Ontario, Canada with Enersource and a 27-Megawatt system with PacifiCorp in the Salt Lake City area. Electric City® is based in Elk Grove Village, Illinois and is traded on the American Stock Exchange under the symbol ELC. Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.
Electric City Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com
FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to the risks related to the Company’s execution of its utility projects. Other risks are referenced in Electric City’s current Annual Report on form 10-K or as may be described from time to time in Electric City’s subsequent SEC filings; and such factors as incorporated by reference.